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                                                                 EXHIBIT 10.32

              HILTON HOTELS EXECUTIVE DEFERRED COMPENSATION PLAN

                                AMENDMENT 1997-1



          WHEREAS, Hilton Hotels Corporation (the "Company") maintains the Hilton Hotels Executive Deferred Compensation Plan (the "Plan") for certain employees of the Company; and

          WHEREAS, the Company has determined that it is desirable to amend the Plan as set forth herein; and

          WHEREAS, the Company has the authority to amend the Plan;

          NOW, THEREFORE, the Plan is hereby amended, effective January 1, 1997, by adding the following new Section 10.9 thereto:

     "10.9 -   BALLY'S EMPLOYEES.


               Employees of the Company who (i) were employed by Bally Entertainment Corporation ("Bally's") prior to the Company's acquisition of Bally's on or about December 18, 1996 (the "Acquisition"), and (ii) had deferred compensation under any nonqualified deferred compensation arrangement maintained by Bally's prior to the effective date of the Acquisition ("Bally's Deferrals") shall be deemed to have deferred such amounts to their respective Deferral Accounts under this Plan as of the Acquisition. Bally's Deferrals shall thereafter be administered, construed and paid solely in accordance with the provisions of this Plan. Provided, however, that the Company shall have no obligation to pay any amounts with respect to Bally's Deferrals which were not explicitly

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     assumed by the Company pursuant to the terms of the Acquisition."

          IN WITNESS WHEREOF, this Amendment 1997-1 is hereby adopted this _____ day of _______________, 1997.

                              HILTON HOTELS CORPORATION


                              By: _________________________


                              Its: ________________________


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